News Release
Date:        October 28, 2020
Contact:    Dana L. Stonestreet
        Chairman and Chief Executive Officer
        828.259.3939

C. Hunter Westbrook Appointed
President and Chief Operating Officer of HomeTrust Bank

Asheville, N.C., October 28, 2020 – HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (“Company”), the holding company of HomeTrust Bank (“Bank” or “HTB”), today announced that C. Hunter Westbrook will assume the position of President and Chief Operating Officer of the Bank effective October 28, 2020. Mr. Westbrook joined HTB in 2012 as Executive Vice President and Chief Banking Officer of the Company and the Bank, and in 2018 was promoted to Senior Executive Vice President and Chief Operating Officer of the Company and the Bank. Mr. Westbrook will continue to serve as Senior Executive Vice President and Chief Operating Officer of the Company. Dana L. Stonestreet, Chairman, President and Chief Executive Officer of the Company, will continue to serve as Chairman and Chief Executive Officer of the Bank.

“I have been privileged to work with Hunter for the past eight years as we transition HomeTrust from a rural thrift to a full-service regional commercial bank,” said Mr.

Stonestreet. “When he joined the bank in 2012, we were in the process of converting from the mutual to the stock form of ownership. At that time, we had only three lines of business and our market area was confined to western North Carolina. We now have ten lines of business, which has greatly improved our offerings and capabilities, and our market footprint has since expanded to three more states – Virginia, Tennessee and South Carolina. We also now have a presence in two of North Carolina’s growth markets, Charlotte and Raleigh. It has been Hunter’s responsibility to consistently expand the Bank and create shareholder value, while protecting and enhancing our customer experience which has been a hallmark of HomeTrust for 94 years.”

“I welcome the opportunity to lead the Bank on a continued path of growth where innovative technology and products are coupled with best-in-class personal customer service,” said Mr. Westbrook. “We have the team and operational infrastructure in place and are positioned well for the future. I sincerely appreciate the confidence that Dana and the Board have placed in me and look forward to working with them to further accelerate the growth trajectory of HTB as a leading regional community bank.”

Mr. Westbrook is a 30-year banking veteran who served as President and CEO of two community banks before joining HTB. Mr. Westbrook also worked for nearly 20 years in various senior level positions with TCF Bank and its parent, TCF Financial Corporation. He earned his Master’s of Business Administration degree from the University of Minnesota’s Carlson School of Management and holds a Bachelor of Science in Accounting & Business from West Virginia University.

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of June 30, 2020, the Company had total consolidated assets of $3.7 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking with over 40 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and Raleigh/Cary), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City/Bristol, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 2nd largest community bank headquartered in North Carolina.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include: the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission - which are available on our website at www.htb.com and on the SEC's website at www.sec.gov. These risks could cause our actual results for fiscal 2021 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance. Any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

www.htb.com
www.hometrustbancshares.com

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